Exhibit 21.1
MEDCO HEALTH SOLUTIONS, INC.
List of Wholly-Owned Subsidiaries
As of December 31, 2011

Jurisdiction of
Subsidiary Name	Incorporation/Formation
Accredo Care Network, Inc.	Delaware
Accredo Health Group, Inc.	Delaware
Accredo Health, Incorporated	Delaware
AHG of New York, Inc.	New York
BioPartners In Care, Inc.	Missouri
Bracket Global Limited	England & Wales
Bracket Global LLC	Delaware
Bracket Global, s.r.o.	Czech Republic
CCS Infusion Management, LLC	Delaware
CCSI Holding 3, LLC	Delaware
CDR Limited	England & Wales
Critical Care Systems of New York, Inc.	New York
Critical Care Systems, Inc.	Delaware
DNA Direct, Inc.	Delaware
Envision Pharma Inc.	Connecticut
Envision Pharma Limited	England & Wales
Europa Apotheek Service Venlo B.V.	Netherlands
Europa Apotheek Venlo B.V.	Netherlands
Evidence Scientific Solutions Limited	England & Wales
Evidence Scientific Solutions, Inc.	Delaware
GHK Beleggingsmaatschappij Venlo B.V.	Netherlands
Hidden River, L.L.C.	Delaware
Home Healthcare Resources, Inc.	Pennsylvania
Infinity Infusion Care, Ltd.	Texas
Infinity Infusion II, LLC	Delaware
Infinity Infusion, LLC	Delaware
Institute for Medical Education & Research, Inc.	Florida
Liberty Healthcare Group, Inc.	Delaware
Liberty Healthcare Pharmacy of Nevada, LLC	Nevada
Liberty Lane Condominium Association, Inc.	Florida
Liberty Lane Development Company, Inc.	Florida
Liberty Marketplace, Inc.	Delaware
Liberty Medical Supply, Inc.	Florida
MAH Pharmacy, L.L.C.	Delaware
MAH Processing, Inc.	Delaware
Medco [Shellco] Limited	England & Wales
Medco at Home, L.L.C.	Delaware
Medco CDUR, L.L.C.	Delaware
Medco Celesio Limited	England & Wales
Medco CHP, L.L.C.	Delaware
Medco Containment Insurance Company of New York	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Continuation Health, L.L.C.	Delaware
Medco Europe II, L.L.C.	Delaware
Medco Europe, L.L.C.	Delaware

Jurisdiction of
Subsidiary Name	Incorporation/Formation
Medco Health New York Independent Practice Association, L.L.C.	New York
Medco Health Puerto Rico, L.L.C.	Delaware
Medco Health Receivables, L.L.C.	Delaware
Medco Health Services, Inc.	Delaware
Medco Health Solutions [Ireland] Ltd.	Ireland
Medco Health Solutions GmbH	Germany
Medco Health Solutions Ltd.	England & Wales
Medco Health Solutions of Columbus North, Ltd.	Ohio
Medco Health Solutions of Columbus West, Ltd.	Ohio
Medco Health Solutions of Fairfield, L.L.C.	Pennsylvania
Medco Health Solutions of Franklin Lakes, L.L.C.	New Jersey
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware
Medco Health Solutions of Hidden River, L.C.	Florida
Medco Health Solutions of Illinois, L.L.C.	Delaware
Medco Health Solutions of Indiana, L.L.C.	Delaware
Medco Health Solutions of Irving, L.L.C.	Delaware
Medco Health Solutions of Las Vegas, L.L.C.	Nevada
Medco Health Solutions of Netpark, L.L.C.	Delaware
Medco Health Solutions of North Versailles, L.L.C.	Pennsylvania
Medco Health Solutions of Richmond, L.L.C.	Virginia
Medco Health Solutions of Spokane, L.L.C.	Delaware
Medco Health Solutions of Texas, L.L.C.	Texas
Medco Health Solutions of Willingboro, L.L.C.	New Jersey
Medco Health Solutions Services Ltd.	England & Wales
Medco Health, L.L.C.	Delaware
Medco International B.V.	Netherlands
Medco International GmbH (Germany)	Germany
Medco International Holdings B.V.	Netherlands
Medco International SARL	France
Medco of Willingboro Urban Renewal, L.L.C.	New Jersey
Medco Research Institute, L.L.C.	Delaware
medcohealth.com, L.L.C.	New Jersey
MHS Holdings, C.V.	Netherlands
MWD Insurance Company	New York
National Diabetic Medical Supply, L.L.C.	Delaware
National Rx Services No. 3, Inc. of Ohio	Ohio
PolyMedica Corporation	Massachusetts
P-Star Acquisition Co., Inc.	Delaware
Systemed, L.L.C.	Delaware
TherapEase Cuisine, Inc.	Wisconsin
UBC Clinical Technologies Limited	England & Wales
UBC Health Care Analytics, Inc.	Delaware
UBC Japan K.K.	Japan
UBC Late Stage (UK) Limited	England & Wales
UBC Late Stage, Inc.	Missouri

Jurisdiction of
Subsidiary Name	Incorporation/Formation
UBC Market Access Limited	England & Wales
UBC Scientific Solutions, Inc.	Delaware
UBC Scientific Solutions, Limited	England & Wales
United BioSource (Germany) GmbH	Germany
United BioSource (HCA Canada) Company	Canada
United BioSource (London) Limited	England & Wales
United BioSource (Suisse) SA	Switzerland
United BioSource Corporation	Delaware
United BioSource Corporation, S.L.	Spain
United BioSource Holding (Canada) Company	Canada
United BioSource Holding (EU) B.V.	Netherlands
United BioSource Holding (UK) Limited	England & Wales
United BioSource Patient Solutions, Inc.	Delaware